Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

& Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Second Quarter Ended

January 31, 2012 and Declares Quarterly Cash Dividend

PEABODY, Mass. (March 6, 2012) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its second quarter ended January 31, 2012.

Highlights during the second quarter included:

•	Revenues of $126.4 million, up 8% from Q2 of fiscal 2011
•	GAAP operating margin of 6%; non-GAAP operating margin of 12%
•	GAAP diluted EPS of $1.59, includes $0.80 net EPS benefit from tax refund and gain on sale of equity interest
•	Non-GAAP diluted EPS of $1.02, up 92% from Q2 of fiscal 2011
•	Achieved double digit non-GAAP operating margins across all lines of business
•	Operating cash flows of $36 million, including tax refund

Revenues for the second quarter of fiscal 2012 were $126.4 million, an increase of 8% compared with revenues of $117.3 million in the second quarter of fiscal 2011. GAAP net income for the second quarter of fiscal 2012 was $19.6 million, or $1.59 per diluted share, compared with net income of $5.3 million, or $0.42 per diluted share, in the second quarter of fiscal 2011.

Included in our GAAP net income reported for the second quarter of fiscal 2012 was a $10.0 million tax refund received during the quarter associated with R&D tax credits, offset in part by $2.7 million ($1.7 million net of tax) of contingent consulting fees recorded as G&A expense associated with the tax refund. Results for the quarter also included a $2.5 million ($1.6 million net of tax) gain on the sale of an equity interest. Together, these items provided an $0.80 benefit to diluted net income per share.

Analogic Corporation     8 Centennial Drive, Peabody, MA 01960     978-326-4000     www.analogic.com

Non-GAAP net income for the second quarter was $12.5 million, or $1.02 per diluted share, compared with $6.7 million, or $0.53 per diluted share, in the prior year’s second quarter. Our non-GAAP results do not include the benefit from the tax refund, net of related fees, and gain on sale of equity interest noted above. A reconciliation of reported to non-GAAP results is included as an attachment to this press release.

For the first six months of fiscal 2012, revenues totaled $244.3 million, up 11% from the same period in the prior year. Year-to-date GAAP net income was $23.6 million, or $1.88 per diluted share, up 199% and 203% respectively, from the same period last year. Year-to-date non-GAAP net income was $19.2 million, or $1.53 per diluted share, up 54% from the same period last year.

Jim Green, president and CEO, commented, “Analogic continues to deliver outstanding performance, with our highest quarterly earnings in years. In spite of headwinds in the U.S. and European Medical Imaging markets, we continue to see strong, double-digit revenue growth in our Ultrasound business led by market penetration for our procedure-driven BK Medical Flex Focus product line and our Medical Imaging business remains solid. Security is also on track as product revenues again grew during the quarter and we solidify our relationships with our OEM customers. Analogic expects to achieve our stated financial target of double-digit non-GAAP operating margins for fiscal 2012, and I’m excited to say that increased demand in our security business gives us the confidence to increase our fiscal 2012 revenue outlook to high single-digit growth year-over-year.”

Segment Revenues

Revenue from our Medical Imaging segment was $75.3 million for the second quarter of fiscal 2012, up 3% from revenue of $72.8 million in the same period of fiscal 2011. Year-to-date, Medical Imaging revenue was $147.9 million, up 8% from the prior year. Medical Imaging revenues were up during the quarter due largely to growth in sales of our MRI subsystems and digital mammography detector plates, offset in part by lower shipments of CT components due to customer ordering patterns.

Our Ultrasound segment revenue was $41.1 million for the second quarter of fiscal 2012, up 21% from revenue of $34.0 million in the same period of fiscal 2011. Year-to-date, Ultrasound revenue was $75.7 million, up 21% from the prior year. Ultrasound revenue grew due to solid demand for our Flex Focus™ family of ultrasound systems for procedure-driven markets of urology and surgery, as well as demand for our ultrasound transducers sold through OEMs.

Security Technology segment revenue was $10.1 million for the second quarter of fiscal 2012, down 3% from revenue of $10.4 million in the same period of fiscal 2011. Year-to-date, Security revenue was $20.7 million, down 5% from the prior year. Product revenue increased 15% during the quarter, which was offset by lower engineering revenue as we complete a key development project.

Quarterly Cash Dividend

Analogic’s Board of Directors, on March 1, 2012, declared a $0.10 cash dividend for each common share for its second fiscal quarter ended January 31, 2012. The cash dividend will be payable on March 29, 2012, to shareholders of record on March 19, 2012.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, March 6, at 5:00 p.m. (ET) to discuss the second quarter results. To participate in the conference call, dial 1-866-200-6965, or 1-646-216-7221 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, PIN code 87381589#. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) April 7, 2012. To access the digital replay, dial 1-866-206-0173 or 1-646-216-7204 for international callers. The passcode is 268683#.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) April 7, 2012. For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and anesthesia, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended		Six months Ended
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
Net revenue:
Product	$122,189	$111,315	$236,196	$208,004
Engineering	4,244	5,938	8,094	13,071

Total net revenue	126,433	117,253	244,290	221,075

Cost of sales:
Product	75,705	70,596	146,936	129,652
Engineering	3,883	5,848	7,483	11,595

Total cost of sales	79,588	76,444	154,419	141,247

Gross profit	46,845	40,809	89,871	79,828

Operating expenses:
Research and product development	13,940	14,769	29,207	28,673
Selling and marketing	10,605	10,716	21,070	20,324
General and administrative	14,509	9,320	26,219	19,067
Restructuring	—	(134)	—	3,428

Total operating expenses	39,054	34,671	76,496	71,492

Income from operations	7,791	6,138	13,375	8,336

Other income:
Interest income	133	188	269	406
Gain on sale of other investments	2,500	—	2,500	—
Other, net	322	(100)	497	(376)

Total other income, net	2,955	88	3,266	30

Income from continuing operations before income taxes	10,746	6,226	16,641	8,366
Provision for (benefit from) income taxes	(8,869)	930	(7,000)	1,689

Income from continuing operations	19,615	5,296	23,641	6,677
Income from discontinued operations (net of tax)	—	—	—	289
Gain on disposal of discontinued operations (net of tax)	—	—	—	924

Net income	$19,615	$5,296	$23,641	$7,890

Basic net income per share:
Income from continuing operations	$1.61	$0.42	$1.90	$0.53
Income from discontinued operations, net of tax	—	—	—	0.02
Gain on disposal of discontinued operations, net of tax	—	—	—	0.08

Basic net income per share	$1.61	$0.42	$1.90	$0.63

Diluted net income per share:
Income from continuing operations	$1.59	$0.42	$1.88	$0.53
Income from discontinued operations, net of tax	—	—	—	0.02
Gain on disposal of discontinued operations, net of tax	—	—	—	0.07

Diluted net income per share	$1.59	$0.42	$1.88	$0.62

Dividends declared per share	$0.10	$0.10	$0.20	$0.20
Weighted-average shares outstanding:
Basic	12,188	12,574	12,464	12,599
Diluted	12,333	12,655	12,595	12,672

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	January 31, 2012	July 31, 2011
Assets:
Cash and cash equivalents	$174,306	$169,656
Accounts receivable, net	77,964	88,558
Inventories	103,768	105,483
Other current assets	14,115	19,516

Total current assets	370,153	383,213
Property, plant, and equipment, net	92,854	83,157
Other assets	53,541	55,182

Total Assets	$516,548	$521,552

Liabilities and Stockholders’ Equity:
Accounts payable	$33,149	$37,478
Accrued liabilities	32,437	41,438
Advanced payments and deferred revenue	10,384	9,249
Accrued income taxes	763	661

Total current liabilities	76,733	88,826

Long-term liabilities	8,257	9,254

Stockholders’ equity	431,558	423,472

Total Liabilities and Stockholders’ Equity	$516,548	$521,552

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF REPORTED (GAAP) TO NON-GAAP MEASURES

We provide non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

B-K Distributor Matter Inquiry-Related Costs

As previously disclosed in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2011, the Company has identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which the Company has raised questions concerning compliance with law and the Company’s business policies. The Company has concluded that the identified transactions have been properly accounted for in our reported financial statements in all material respects. During the three and six months ended January 31, 2012 we incurred $207,000 and $1,204,000, respectively of inquiry-related costs.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During the three and six months ended January 31, 2011, our results included accounting items related to an acquisition of an OEM ultrasound transducer and probe product line. The acquisition accounting items included a bargain purchase gain (i.e. the acquired assets exceeded the amount to be paid for the acquisition) of $1,042,000 recorded in general and administrative expenses within operating income. During the three and six months ended January 31, 2012 our results included an adjustment to contingent consideration for the acquisition of an OEM ultrasound transducer and probe product line of $43,000. We believe the exclusion of this gain and acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring

During the three months ended October 31, 2010, we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, Mass. manufacturing operations into our existing U.S. facilities. The total cost, including severance and personnel related costs, was $3,562,000 and was recorded as an operating expense during the three months ended October 31, 2010.

Gain on sale of other investments

On July 25, 2011, we entered into an agreement to sell our 25% interest in our China-based affiliate for $2,500,000. The book value of our interest in the China-based affiliate was written down to $0 in fiscal 2006, and we, upon final approval of the transaction by the Chinese government, recorded a gain of $2,500,000 in the three and six months ended January 31, 2012.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit from) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments. During the second quarter of fiscal year 2012, we received a refund of $12,007,000 as the result of the completion of an Internal Revenue Service (“IRS”) audit of federal income tax returns for the fiscal years ended July 31, 2003, 2005, and 2008. The refund was largely the result of Federal research and experimentation credits that carryover from the fiscal years 1991 through 2000 into the audited returns. We recorded a tax benefit for this refund, including the related interest, in the unaudited Consolidated Statement of Operations of $10,025,000 in the three and six months ended January 31, 2012. The tax benefit from the refund and interest were partially offset by related contingent professional fees of $2,714,000 recorded in general and administrative expenses within income from operations in the unaudited Consolidated Statement of Operations in the three and six months ended January 31, 2012. As these adjustments do not reflect the underlying performance of the business they have been excluded from non-GAAP net income.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended		Six months Ended
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
Gross Profit, As Reported	$46,845	$40,809	$89,871	$79,828
Share-based compensation expense	187	166	319	284
Acquisition related expenses	303	660	606	942

Non-GAAP Gross Profit	$47,335	$41,635	$90,796	$81,054

Percentage of Total Net Revenue	37.4%	35.5%	37.2%	36.7%

Operating Expenses, As Reported	$39,054	$34,671	$76,496	$71,492
Share-based compensation expense	(2,963)	(2,606)	(5,082)	(4,270)
B-K distributor matter inquiry related costs	(207)	—	(1,204)	—
Tax refund related charges	(2,714)	—	(2,714)	—
Restructuring	—	134	—	(3,428)
Acquisition related gains and expenses	(506)	568	(969)	117

Non-GAAP Operating Expenses	$32,664	$32,767	$66,527	$63,911

Percentage of Total Net Revenue	25.8%	27.9%	27.2%	28.9%

Income From Operations, As Reported	$7,791	$6,138	$13,375	$8,336
Share-based compensation expense	3,150	2,772	5,401	4,554
B-K distributor matter inquiry related costs	207	—	1,204	—
Tax refund related charges	2,714	—	2,714	—
Restructuring	—	(134)	—	3,428
Acquisition related gains and expenses	809	92	1,575	825

Non-GAAP Income From Operations	$14,671	$8,868	$24,269	$17,143

Percentage of Total Net Revenue	11.6%	7.6%	9.9%	7.8%

Other Income, As Reported	$2,955	$88	$3,266	$30
Gain on sale of other investments and other	(2,500)	—	(2,500)	—

Non-GAAP Other Income	$455	$88	$766	$30

Percentage of Total Net Revenue	0.4%	0.1%	0.3%	0.0%

Income From Continuing Operations Before Income Taxes, As Reported	$10,746	$6,226	$16,641	$8,366
Share-based compensation expense	3,150	2,772	5,401	4,554
B-K distributor matter inquiry related costs	207	—	1,204	—
Tax refund related charges	2,714	—	2,714	—
Restructuring	—	(134)	—	3,428
Acquisition related gains and expenses	809	92	1,575	825
Gain on sale of other investments and other	(2,500)	—	(2,500)	—

Non-GAAP Income From Continuing Operations Before Income Taxes	$15,126	$8,956	$25,035	$17,173

Percentage of Total Net Revenue	12.0%	7.6%	10.2%	7.8%

Income From Continuing Operations, As Reported	$19,615	$5,296	$23,641	$6,677
Share-based compensation expense	2,143	1,833	3,694	3,039
B-K distributor matter inquiry related costs	133	—	772	—
Tax refund and related charges	(8,285)	—	(8,285)	—
Restructuring	—	(120)	—	2,354
Acquisition related gains and expenses	519	(325)	1,010	140

(In thousands, except per share data)	Three months Ended		Six months Ended
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
Gain on sale of other investments and other	(1,603)	—	(1,603)	—

Non-GAAP Income From Continuing Operations	$12,522	$6,684	$19,229	$12,210

Percentage of Total Net Revenue	9.9%	5.7%	7.9%	5.5%

Diluted Net Income Per Share From Continuing Operations, As Reported	$1.59	$0.42	$1.88	$0.53
Effect of non-GAAP adjustments	(0.57)	0.11	(0.35)	0.43

Non-GAAP Diluted Net Income Per Share From Continuing Operations	$1.02	$0.53	$1.53	$0.96

Net Income, As Reported	$19,615	$5,296	$23,641	$7,890
Share-based compensation expense	2,143	1,833	3,694	3,039
B-K distributor matter inquiry related costs	133	—	772	—
Tax refund and related charges	(8,285)	—	(8,285)	—
Restructuring	—	(120)	—	2,354
Acquisition related gains and expenses	519	(325)	1,010	140
Gain on sale of other investments and other	(1,603)	—	(1,603)	—
Gain on sale of discontinued operation	—	—	—	(924)

Non-GAAP Net Income	$12,522	$6,684	$19,229	$12,499

Percentage of Total Net Revenue	9.9%	5.7%	7.9%	5.7%

Diluted Net Income Per Share, As Reported	$1.59	$0.42	$1.88	$0.62
Effect of non-GAAP adjustments	(0.57)	0.11	(0.35)	0.37

Non-GAAP Diluted Net Income Per Share	$1.02	$0.53	$1.53	$0.99